AGREEMENT FOR THE PURCHASE AND SALE OF MEMBERSHIP INTEREST

This AGREEMENT (the “Agreement”) dated and effective as of February 5, 2018, is made by and between Trevan Morrow (the “Seller”), and KonaTel, Inc., a Delaware corporation (the “Purchaser”). In consideration of the mutual covenants herein and intending to be legally bound hereby, the parties hereto do hereby agree as follows:

SECTION 1
DEFINITIONS

1.1

“License” or “Licenses” shall mean each of the franchises, authorizations, accreditations, licenses, designations as an eligible telecommunications carrier, permits, certificates, approvals, clearances, consents, registrations, certificates of authority, Orders or similar rights issued, granted or obtained by or from any governmental body or otherwise that are necessary for the Seller and/or IM Telecom, LLC, an Oklahoma limited liability company dba Infinity Mobile (“IM Telecom”), of which the Seller is the Manager and the owner of 100% of the membership interest (the “Membership Interest”), to provide to the existing customers of IM Telecom and others wireless telecommunications services in the states in which the Seller or IM Telecom are eligible for reimbursement under the Federal Communications Commission’s (the “FCC”) “Lifeline Program” in compliance with applicable law and any orders applicable to the Seller or IM Telecom or any of the IM Telecom assets, without qualification.

1.2

“Regulatory Approvals” shall mean all state or federal regulatory approvals set forth on the Schedule of Regulatory Approvals attached hereto as Exhibit 1.2 or otherwise (e.g., the FCC and state regulatory approvals as may be applicable, including but not limited to the serving of notices and expiration of requisite notice periods associated with the transfer of control of the Licenses to the Purchaser and/or the approval of the Purchaser as the owner of the Membership Interests, as defined below.

1.3

“Regulatory Approval Period” shall mean the period between execution of this Agreement and the receipt of all Regulatory Approvals, including the expiration of any notice periods set forth therein.

SECTION 2
PURCHASE AND SALE OF MEMBERSHIP INTERESTS

2.1

Purchase and Sale. The Seller represents that he owns (and will on the Closing own) 100% of all outstanding Membership Interests or otherwise of IM Telecom (the “Membership Interests”), free and clear of any and all liens, claims, charges, pledges, options, security interests or other encumbrances of any type or nature whatsoever (“Liens”); and that he is the sole Manager of the IM Telecom, with complete authority without qualification to sell the Membership Interests being sold hereunder, without qualification. The Seller agrees to sell, and the Purchaser agrees to purchase, the Membership Interests on the terms and conditions, and subject to the representations and warranties, set forth herein.

2.2

Purchase Price. The purchase price for the Membership Interests shall be $100 (the “Purchase Price”), which amount shall be paid in cash at the Closing, along with such other considerations as may be set forth herein.

SECTION 3
CLOSING; TRANSFER PROCEDURES

3.1

Closing in Escrow; Closing. The closing of the sale and purchase of the Membership Interests (herein called the “Closing”) shall take place within five (5) business days from the date that all Regulatory Approvals set forth on the Schedule of Regulatory Approvals attached hereto as Exhibit 1.2 have been received, and the expiration of any requisite notice periods related to notice served by the Purchaser, at such time and location as the parties may agree, or otherwise accomplished by and through an escrow established with Leonard W. Burningham, Esq. (the “Escrow Agent”) in accordance with escrow instructions provided by the Seller’s and the Purchaser’s respective attorneys (“Escrow Instructions).” On or before February 5, 2018, each of the Seller, IM Telecom (only to the full extent of Section 4 and Section 6.8 hereof) and the Purchaser shall execute and deliver to the Escrow Agent an original duly executed copy of this Agreement to be held in escrow subject to the Escrow Instructions pending the Closing.

3.2

IM Telecom Records. On or before February 5, 2018, the Seller shall deliver or cause IM Telecom to deliver to the Escrow Agent copies of all minute books, seals, Membership Certificates and other membership capitalization and transfer records of IM Telecom to be held in escrow subject to the Escrow Instructions pending the Closing.

3.3

Delivery of the Membership Certificates. At the Closing, the Seller shall deliver to the Purchaser all certificates representing the Membership Interests, duly endorsed in blank, in proper form for transfer of the 100% of the Membership Interests to the Purchaser upon delivery. If the Seller should refuse or fail to deliver the Membership Certificates at the Closing, the Purchaser shall at its sole discretion have the option to accept delivery of such Membership Certificates as are delivered at the Closing (without losing any rights the Purchaser may have hereunder or at law or in equity against the Seller refusing or failing to make such delivery) or to terminate the transactions contemplated by this Agreement without any further liability to the Purchaser.

3.4

Bank Account Signatures. At the Closing, the Seller shall deliver or cause IM Telecom to deliver to the Purchaser all necessary documents required by any banks or other depository institutions for IM Telecom to remove the authorized signatories and replace them with the Purchaser’s designees.

SECTION 4
REPRESENTATIONS AND WARRANTIES OF THE SELLER

The Seller and IM Telecom hereby represent and warrant to the Purchaser, as follows:

4.1

Organization and Good Standing. IM Telecom is a limited liability company duly organized, validly existing and in good standing under the laws of the State of Oklahoma. IM Telecom is duly qualified and in good standing as a foreign company in all jurisdictions in which the nature of its activities requires such qualification or registration, a list of all such jurisdictions which is set forth in Disclosure Schedule 4.1 hereto. IM Telecom has all requisite corporate power and authority and all necessary licenses and permits to carry on its business as it has been and is now being conducted and to own, lease and operate the telecommunication assets used in connection therewith.

4.2

No Subsidiaries. IM Telecom has no interest in any other limited liability company, corporation, partnership, joint venture or other legal entity and all assets of IM Telecom are held or titled in the name of IM Telecom or its dba, “Infinity Mobile,” which “dba” is also 100% owned by IM Telecom.

4.3

Capitalization. The capital of IM Telecom consists of 1,000 Membership units with a par value $1.00 per unit (the “Units”). Each share of such unit issued and outstanding is validly issued, fully paid and non-assessable. There are no outstanding options, warrants, puts, calls, contracts, commitments, preemptive rights, cumulative voting rights, assignments, pledges, rights or demands of any character relating to any of the Membership Interest Units of IM Telecom. The Membership Interest Units were issued in compliance with all applicable Federal and state securities laws and regulations.

4.4

Membership Ownership. The Seller owns 100% of the Membership Interests of IM Telecom free and clear of all liens, encumbrances, claims and other charges of every kind. The Seller has the full right to transfer the Membership Interests to the Purchaser, free and clear of all liens, encumbrances, claims and other charges of every kind and without violating any agreement or understanding to which IM Telecom or the Seller is a party or by which any of them is bound.

4.5

Title to Property. Except as set forth on Disclosure Schedule 4.5, IM Telecom owns outright, and has good and marketable title to, all of its Licenses and other property reflected on its balance sheet for the most recent Fiscal Month End (as herein defined), free and clear of all liens, pledges, mortgages, security interests, conditional sales contracts or other encumbrances of any nature whatsoever.

4.6

Licenses. Disclosure Schedule 4.6 is a true, correct and complete list of each license owned by IM Telecom (the “Licenses”). The Licenses constitute all governmental approvals required or necessary for IM Telecom to provide to its existing customers wireless telecommunications services in the states in which IM Telecom is eligible for reimbursement under the Lifeline Program in compliance with applicable law and any orders applicable to IM Telecom or any of its assets.  Without limiting the generality of the foregoing, each of the Licenses is in full force and effect, and there is no proceeding or claim pending, or to the knowledge of the Seller, threatened, to revoke or terminate any of the Licenses.  Correct and complete copies of all Licenses have been made available by the Seller to the Purchaser, including all amendments, waivers, supplements or modifications thereto, and all correspondence related thereto.

4.7

Machinery and Equipment. Disclosure Schedule 4.7 is a true, correct and complete list of each material item of machinery and equipment owned by IM Telecom.

4.8

Existing Customers.   Disclosure Schedule 4.8 is a true and accurate list of monthly tabulations of IM Telecom’s customers’ enrollment in the Lifeline Program for the past twelve (12) months.

4.9

Contracts; Leases. Disclosure Schedule 4.9 contains a complete and accurate list of all current contracts, including all leases pertaining to personal or real property, with respect to which IM Telecom is a party, and which involve a total financial obligation on the part of IM Telecom of $10,000 or more.

4.10

Copyrights and Trademarks. All registered trademarks, trade names, service marks, patents and copyrights which IM Telecom owns or utilizes in any respect of its business operations, including with respect to use of software, are listed on Disclosure Schedule 4.10. As of the date of this Agreement, there are no pending, and to the best of the Seller’s knowledge after due inquiry of IM Telecom, no threatened interference or opposition actions or proceedings with respect to any such trademarks, trade names, service marks, patents or copyrights, and to the best of the Seller’s knowledge after due inquiry of IM Telecom, the use of any such trademarks, trade names, service marks, patents and copyrights does not infringe upon or conflict with, any trademark, trade name, patent, copyright or other proprietary right of any other person. As of the date of this Agreement, no notice has been received of any claim of any such infringement upon, or conflict with, any trademark, trade name, patent, copyright or other proprietary right of any person. The Seller has heretofore delivered to the Purchaser true, correct and complete copies of all documents described on Disclosure Schedule 4.10.

4.11

Financial Statements; Financial Information and FCC Filings. The Seller has furnished to the Purchaser true and complete copies of the following financial statements (collectively, the “Financial Statements”) together with FCC Forms 497, 499 and 555 filings for each period: (i) accountant (CPA) prepared consolidated balance sheets and statements of income, changes in members’ equity and cash flow as of and for the fiscal years ended December 31, 2015, and December 31, 2016 of IM Telecom; and (ii) unaudited balance sheets and statement of income, changes in members’ equity and cash flow (the “Most Recent Financial Statements”) as of and for the period ended December 31, 2017 (the “Most Recent Fiscal Month End”) for IM Telecom. The Financial Statements (including the notes thereto) have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby and present fairly the financial condition of IM Telecom as of such dates and the results of operations of IM Telecom for such periods and do not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, not misleading; provided, however, that the Most Recent Financial Statements are subject to normal year-end adjustments (which will not be material individually or in the aggregate) and lack footnotes and other presentation items.

4.12

Tax Matters. Except as disclosed on Disclosure Schedule 4.12, there are no unpaid or delinquent taxes, tax liabilities and/or tax obligations of IM Telecom or no disputes, claims, actions, suits, proceedings, arbitrations, audits or investigations pending, or to the knowledge of the Seller threatened, against or related to IM Telecom with respect to any tax matters. IM Telecom has filed or caused to be filed all federal, state and local tax returns and reports through the taxable year ended December 31, 2016, which are due and required to be filed and has paid or caused to be paid all taxes due through December 31, 2016 and any assessment of taxes received, except taxes or assessments that are being contested in good faith and have been adequately reserved against. Since December 31, 2017, IM Telecom has made all required interim tax payments, including, without limitation, all payroll withholding taxes. The provision for income taxes payable reflected in the financial statements of IM Telecom as at the Most Recent Fiscal Month End is adequate for the payment of all taxes due for all periods ending on or before December 31, 2017, and includes provision for deferred taxes in accordance with generally accepted accounting principles, consistently applied.

4.13

Litigation. Except as disclosed in Disclosure Schedule 4.13:

i)

there are no other disputes, claims, actions, suits, proceedings, arbitrations, audits or investigations, either administrative or judicial, governmental or quasi-governmental (including, without limitation, any state regulator, the FCC and the Universal Service Administrative Company (“USAC”) or private or otherwise, pending, or to the knowledge of the Seller threatened, against or related to IM Telecom, or its properties or business, including, without limitation, any Licenses held by IM Telecom;

ii)

IM Telecom is not in default with respect to any orders, writs, injunctions, violations or decrees or otherwise of any court or governmental department, commission, board, bureau, agency or instrumentality, including, without limitation, any state regulator, the FCC and/or the USAC, which involves the possibility of any judgment or liability; and

iii)

the Seller knows of no facts which would provide a basis for any such action, suit, proceeding or default referred to in subsections 4.13(a) or (b) above.

4.14

Absence of Undisclosed Liabilities; Additional Disclosure. IM Telecom has no liabilities or obligations accrued, absolute, contingent or otherwise, except as disclosed in this Agreement or the Disclosure Schedules hereto (and if any such liability or obligation does exist and is not disclosed in this Agreement or the Disclosure Schedules hereto, any and all such liabilities are set forth in Disclosure Schedule 4.14) or as incurred, consistent with past business practice, in the normal and ordinary course of its business since the date of the Most Recent Financial Statements.

4.15

Absence of Debt. Except as set forth on Disclosure Schedule 4.15, IM Telecom is not a party to any debenture, note, conditional sale, loan, line of credit or other borrowing agreement, or any lease required to be capitalized in accordance with generally accepted accounting principles, nor accounts payable or other debt of any kind whatsoever (“IM Telecom Debt”).

4.16

Absence of Certain Changes and Events. Since the delivery of the Escrow Instructions to the Escrow Agent, except as set forth in Disclosure Schedule 4.16, as of the Closing there has not been:

i)

any damage to, destruction or loss of any tangible asset of IM Telecom, whether covered by insurance or not, materially adversely affecting the operations, businesses or properties of IM Telecom;

ii)

any declaration, setting aside or payment of any dividend or any distribution with respect to the capital stock of IM Telecom or any direct or indirect redemption, purchase or other acquisition by IM Telecom of any such stock;

iii)

any labor trouble, claim of unfair labor practice or union organizing activity involving IM Telecom;

iv)

any sale, transfer, lease or other disposition, or agreement to do so, of any of the properties or assets, including, without limitation, any License(s), of IM Telecom other than in the ordinary course of its business consistent with past practice;

v)

any mortgage, pledge or encumbrance of any of IM Telecom’s properties or assets, including, without limitation, any License(s); or

vi)

any sale by IM Telecom of capital stock of IM Telecom or any security or other instrument convertible into such capital stock or under which any person has any right to acquire any such capital stock.

4.17   Absence of Default. Except as set forth in Disclosure Schedule 4.17, IM Telecom has complied with and performed all of its respective obligations required to be performed under all Licenses, material contracts, agreements and leases to which it is a party as of the date hereof, and is not in default in any material respect under any License contract, agreement, lease, undertaking, commitment or other obligation; and no event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default thereunder in any material respect. The Seller has no knowledge that any party has failed to comply with or perform any of its obligations required to be performed under any material contract, agreement or lease to which IM Telecom is a party as of the date hereof, that any event has occurred which, with or without the giving of notice, lapse of time or both, would constitute a default by such party thereunder.

4.18   Other Agreements and Contracts. Disclosure Schedule 4.18 contains a complete and accurate list of all agreements and Contracts to which IM Telecom is a party or by which it is bound which are not required to be listed in any other Disclosure Schedule hereto which require a payment of $500 or more in the aggregate or which may not be terminated upon thirty (30) days or less notice without penalty or additional liability. All of such agreements are in full force and effect and no uncured default by any party thereto exists, and no event, fact or condition exists which, with the giving of notice or the lapse of time, or both, would constitute a default by any party thereto.

4.19   Company Records. IM Telecom has maintained minute books which are up to date and in which are recorded accurately all actions taken by shareholders and the board of directors to the extent that such actions are required by law to be approved by shareholders or directors, as the case may be. IM Telecom has maintained stock certificate books or transfer records in which are recorded accurately all original issues, transfers, cancellations and losses (with appropriate indemnity) of stock certificates.

4.20   Restrictions. IM Telecom is not subject to any judgment, order, writ, injunction or decree of a court of competent jurisdiction which materially adversely affects or, so far as the Seller can now foresee, may in the future materially adversely affect, its business, operations, prospects, properties, assets (including any Licenses) or condition, financial or otherwise.

4.21  Compliance with Laws. Except as set forth in Disclosure Schedule 4.21, neither IM Telecom nor the Seller has received a notice of violation of any law, ordinance, rule, regulation or order (including, without limitation, any environmental, safety, health, criminal or price or wage control law, ordinance, rule, regulation or order) with respect to IM Telecom and/or the Seller, and to their knowledge, none is pending or threatened, applicable to IM Telecom’s operations, business, assets (including any License), or other property (real or personal) as presently constituted or the acts or conduct of the Seller.

4.22

Employees. Disclosure Schedule 4.22 sets forth the name and current annual rate of compensation (including commissions and bonuses) paid by IM Telecom to each manager, officer or employee of IM Telecom that has an employment contract with IM Telecom and/or is not an employee at will who can be terminated at any time, without cause.

4.23

Employee Benefit Plans; Employee Relations.

i)

IM Telecom has never established, sponsored, participated in, maintained, or contributed to any pension, profit sharing, bonus, Membership Interest option, employment or severance agreements, deferred compensation plans, health, life, accident or disability plans, or any other agreement, arrangement, commitment or other employee benefit plan (including but not limited to, “employee benefit plans” within the meaning of Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and the regulations promulgated thereunder (“ERISA”)) or otherwise (the “Benefit Plans”), including, without limitation, (i) any “multiple employer plan,” as defined in Section 4001 of ERISA, or (ii) any “multiemployer plan,” as defined in Section 3(37) of ERISA, (iii) any single employer Benefit Plans which constitute “employee benefit plans” within the meaning of Section 3(3) of ERISA, (iv) any single employer Benefit Plan subject to Title IV of ERISA, (v) any single employer Benefit Plan subject to the minimum funding requirements of § 412 of the Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (the “Code”).

ii)

IM Telecom has not maintained or contributed to a “multiple employer welfare arrangement” within the meaning of Section 3(440) of ERISA.

iii)

The transfer of the Membership Interest pursuant to the Agreement will not by itself (i) entitle any current or former employee of IM Telecom to severance pay, unemployment compensation or any similar payment, or (ii) result in any liability to IM Telecom with respect to any Benefit Plan.

4.24

Managers, Members, Officers and Authorized Persons. Disclosure Schedule 4.24 sets forth a complete and accurate list of:

i)

      all members, managers and officers, if any, of IM Telecom;

ii)

the names of all persons holding powers of attorney from IM Telecom and a summary statement of the terms thereof;

iii)

the names of all persons authorized to borrow money or incur or guarantee indebtedness on behalf of IM Telecom; and

iv)

all bank accounts of IM Telecom and the names of all persons who are authorized signatories with respect to such accounts, the capacities in which they are authorized signatories and the terms of their authorizations.

4.25

Absence of Certain Practices.  IM Telecom has not, and none of its employees, contractors, officers, directors, equity holders, representatives or agents, have, directly or indirectly, made, given or incurred or agreed to make, give or incur any contribution, payment, gift or entertainment or other expense or similar benefit to any customer, client, vendor, supplier, governmental employee or other Person (a) that subjected or might subject IM Telecom or the Seller to any damage or penalty in any criminal or governmental Proceeding, (b) that subjected or might subject IM Telecom to any adverse consequences with any Governmental Body or regarding the ability of IM Telecom to continue doing business as it is currently conducted by IM Telecom, or (c) that in case of a payment made directly or indirectly to an official or employee of any Governmental Body, constitutes an illegal bribe or kickback (or if made to an official or employee of a foreign government, is unlawful under the Foreign Corrupt Practices Act of 1977, as amended) or, in the case of a payment made directly or indirectly to a Person other than an official or employee of a government or Governmental Body, constitutes an illegal bribe, illegal kickback or other illegal payment under any Law of the United States or under the Law of any state or locality that could subject the payor to a criminal penalty or the loss of a license or privilege to engage in a trade or business.

4.26

Good Faith Best Efforts.  From the execution and delivery of this Agreement and any related documents or schedules to the Escrow Agent as provided herein and to the Closing, the Seller will take all action required or necessary to cause the Licenses, including, without limitation, all Licenses applicable to the Lifeline Program, to be assigned and/or transferred to the Purchaser and to have the Purchaser receive all requisite approvals to own and use the Licenses as currently used by IM Telecom or as otherwise allowable by applicable law, and the Seller shall use his good faith best efforts in all of these respects, without qualification.

4.27

Disclosure. No representation or warranty by the Seller in this Agreement or in any other Disclosure Schedule, list, certificate or document delivered pursuant to this Agreement, contains or will contain any material omission or untrue statement of material fact required to be stated to make the statements made herein not misleading. Disclosure in any particular Disclosure Schedule attached hereto shall constitute disclosure for all purposes of this Agreement.

SECTION 5
CONDUCT PENDING THE CLOSING; COVENANTS OF SELLER

The Seller hereby covenants and agrees that, pending the Closing and except as otherwise approved in advance in writing by the Purchaser:

5.1

Conduct of Business. IM Telecom shall carry on its business diligently and substantially in the same manner as heretofore and refrain from any action that would result in the breach of any of the representations, warranties or covenants of the Seller or IM Telecom hereunder.

5.2

Access. The Purchaser and its authorized representatives shall have full access during normal business hours upon prior arrangement with the Seller to all properties (owned or leased), books, records, contracts and documents of IM Telecom, and the Seller shall furnish or cause to be furnished to the Purchaser, and its authorized representatives, all information with respect to IM Telecom as the Purchaser may reasonably request.

5.3

Contracts and Commitments. IM Telecom shall not enter into any contract, commitment or transaction not in the usual and ordinary course of its business and not consistent with past practices.

5.4

Sale of Capital Assets.  IM Telecom will not sell or dispose of any capital asset with an original cost in excess of One Hundred and 00/100 Dollars ($100.00).

5.5

Liabilities. IM Telecom will not, and will not agree to, create any indebtedness or any other fixed or contingent liability including, without limitation, liability as a guarantor or otherwise with respect to the obligations of others, other than that incurred in the usual and ordinary course of its business consistent with past practices, and that incurred pursuant to existing contracts disclosed in the Disclosure Schedules attached hereto.

5.6

Amendment. IM Telecom will not, and will not agree to, amend its Articles of Organization or Operating Agreement, nor will there be any change in its outstanding Membership Interests.

5.7

Insurance. All insurance maintained by IM Telecom insuring IM Telecom, its employees, if any, or its business or operations will be maintained by IM Telecom in all respects.

5.8

Preservation of Organization and Employees. IM Telecom will use its best efforts to preserve its business transactions intact, to keep available its respective key officers and employees, and to preserve the present relationships of IM Telecom with the FCC, USAC and any governmental or quasi-governmental agency, authority, commission or bureau, its suppliers, customers, banks and others having business relations with it. IM Telecom will not change its present relationship with its employees, if any, without the prior written consent of Purchaser, or the compensation payable or to become payable to any of them or declare or pay any bonus or make any other payment to any employee.

5.9

No Default. IM Telecom shall not do any act or omit to do any act, or permit any act or omission, which will (i) cause a material breach of any terms or conditions of any License, material contract, commitment or obligation to which it is a party or by which it is bound, or (ii) potentially cause or result in the loss or risk of loss, revocation or jeopardy of any License.

5.10

Tax Returns. IM Telecom will prepare and file all state, federal and other tax returns, and amendments thereto required to be filed between the date of this Agreement and the Closing. The Purchaser shall have a reasonable opportunity to review all such returns and amendments thereto, prior to their being filed.

5.11

Cash On-Hand. The Seller covenants and agrees that as of the Closing, there shall be a minimum of five hundred and 00/100 Dollars ($500.00) cash on hand on deposit in an account of IM Telecom.

5.12

Non-Solicitation.  The Seller shall not solicit or entertain any solicitation of the sale of the Membership Interest being sold hereunder or any of the assets of IM Telecom, including the Licenses, and in the event the Seller receives any unsolicited offer or inquiry respecting any of the matters covered by this Agreement, the Seller shall promptly and no later than one (1) day, provide the Purchaser with all information respecting any unsolicited offer or inquiry.

5.13

Notices and Filings.

The Seller shall cause to be delivered no later than the filing date copies of all filings made by the Seller or IM Telecom with the FCC or any state or other regulatory agency regarding the Licenses or otherwise related to the Licenses or the business of IM Telecom, and shall promptly, and within one (1) day, provide the Purchaser with copies of any notices received by from any of the foregoing or otherwise applicable to the business of IM Telecom.

SECTION 6

CONDITIONS PRECEDENT TO THE PURCHASER’S OBLIGATIONS

All obligations of the Purchaser under this Agreement are subject to the fulfillment, prior to or at the Closing, of each of the following conditions:

6.1

Representations and Warranties. The Seller’s representations and warranties contained in this Agreement (including all Disclosure Schedules) or in any list, certificate or document delivered pursuant to the provisions hereof shall be true at and as of the time of Closing.  In addition, the Purchaser must have accepted and approved in writing the Seller’s exceptions to Seller’s representations and warranties, attached hereto as Disclosure Schedule paragraphs 4.5 - 4.7, 4.9, 4.10, 4.12 – 4.18, 4.21, 4.23 and 4.24 prior to or at the Closing.  Seller’s Disclosure Schedule as defined by Seller’s representations and warranties (i.e., Section 4, hereof) and all exceptions thereto shall be delivered to Purchaser in the form of a single compressed computer zip file prior to the Closing.

6.2

Performance of Agreements. The Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by him prior to or at the Closing.

6.3

Regulatory Approvals. All Regulatory Approvals, as set forth in Disclosure Schedule 1.2, shall have been issued and received under terms and conditions of which are satisfactory to the Purchaser. If some, but not all, of the Regulatory Approvals are received, the Purchaser, at its sole discretion, may waive the condition that all Regulatory Approvals have been received.

6.4

Closing Deliveries. The Seller shall have delivered the documents and other items described in Section 3 hereof.

6.5

No Litigation. Except as disclosed in Disclosure Schedule 4.13, there shall not be any other pending or, to the knowledge of IM Telecom or of the Seller, threatened action, proceeding or investigation by or before any court, arbitrator, governmental body or agency which shall seek to restrain, prohibit or invalidate the transactions contemplated hereby or which, if adversely determined, would result in a breach of a representation, warranty or covenant of any party hereto or a loss or revocation of any License.

6.6

Adverse Change. There shall not have occurred a material adverse change, event or casualty, financial or otherwise, in IM Telecom or to its business or operations whether covered by insurance or not.

6.7

Debt Limitation.  IM Telecom Debt as set forth in Exhibit 6.7 shall not exceed, in the aggregate, $446,830.35 at the Closing.

6.8

Consent of IM Telecom.  IM Telecom shall and does hereby, subject only to the terms and conditions hereof, consent to the transfer of the Membership Interest from the Seller and the Purchaser.

SECTION 7
FEES AND EXPENSES

Each party hereby represents and warrants to the other that it has not engaged or dealt with any broker or other person who may be entitled to any brokerage fee or commission in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby. Each of the parties hereto shall indemnify and hold the other harmless against any and all claims, losses, liabilities or expenses which may be asserted against a party as a result of such other party’s dealings, arrangements or agreements with any such broker or person.

SECTION 8
INDEMNIFICATION

8.1

Survival of Representations, Warranties and Agreements. All representations, warranties and agreements made by the Seller individually and collectively in this Agreement or in any certificate delivered pursuant hereto shall survive the Closing for a period of two (2) years.

8.2

Indemnification by the Seller. The Seller shall defend, indemnify and hold the Purchaser harmless from and against all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys’ fees whether or not reduced to judgment, order or award, caused by or arising out of the breach of any agreement of or any material representation or warranty made by the Seller individually and collectively in this Agreement or in any Disclosure Schedule, list, certificate or document delivered by them pursuant hereto. Promptly after any service of process by any third person in any litigation in respect of which indemnity may be sought from the Purchaser pursuant to this Section 8, the Purchaser shall notify the Seller of the commencement of such litigation, and the Seller shall be entitled to assume the defense thereof at their expense with counsel of their own choosing.

8.3

The Seller shall be solely responsible for, and shall defend, indemnify, and hold IM Telecom and the Purchaser (and the individual shareholders officers, directors, owners, members and managers of both IM Telecom and the Purchaser, and the individual shareholders, officers, directors, owners, members and managers of any holding company or affiliate of both IM Telecom and the Purchaser) harmless from and against, all actual or potential claims, demands, liabilities, damages, losses and out-of-pocket expenses including reasonable attorneys’ fees, whether or not reduced to judgment, order or award,  arising from, related to or incidental to any facts, events, or circumstances occurring prior to the date of Closing including, but not limited to, (1) the facts, events and circumstances (as are  more fully set forth in Seller’s Disclosure Schedule 4.20) regarding the unauthorized use by a prospective buyer of IM Telecom of fraudulent/forged documents in order to obtain a loan, and (2) any liability that IM Telecom may have to any individual, entity and/or federal, state or local governmental agency, or otherwise, for the failure to comply with all applicable labor and employment requirements for the performance of services directly by any individual to IM Telecom (or indirectly through the employment of the individual by WWUSA, LLC, acting as an independent contractor, as is set forth more fully in of Seller’s Disclosure Schedule 4.22) including, but not limited to, all liability for state worker’s compensation insurance and the assessment of any claims or penalties with respect to payroll withholding taxes, labor or employment requirements.

SECTION 9
TERMINATION

This Agreement may be terminated as follows:

9.1

Mutual Consent. By the Purchaser and by the Seller mutually agreeing in writing to terminate this Agreement; or

9.2

By the Purchaser. By the Purchaser if any of the conditions set forth in Section 6 have not been met or have not been waived by the Purchaser or April 30, 2018, except if such delay has resulted by reason of a breach by the Seller of any of its material obligations hereunder or is caused by the Purchaser; or

9.3

By the Seller. By the Seller if the Closing has not occurred by April 30, 2018, except if such delay has resulted by reason of a breach by the Seller of any of its material obligations hereunder or is otherwise caused by the Seller.

In the event of the termination by either party as provided above, written notice of termination shall forthwith be given by the party electing to terminate to the other party.

Any termination pursuant to this Section 9 shall be without liability on the part of any party to the other party hereto, except if such termination has resulted by reason of a breach by such party of any of its material obligations hereunder.

Either party may waive any condition precedent to its obligations. Nothing in this Agreement shall be deemed to require a party to terminate this Agreement in the event that a condition precedent to its obligations hereunder is not met.

SECTION 10
MISCELLANEOUS

10.1

Further Assurances. The Seller will, at the request of the Purchaser from time to time, execute and deliver such further instruments and will take such other action reasonably required to consummate the transactions contemplated by this Agreement.

10.2

Dispute Resolution.

i)

Mandatory Mediation. If the parties are unable to resolve any material dispute arising out of or relating to this Agreement, the parties shall submit the matter to non-binding Mediation, the costs of which shall be borne equally by the parties.

ii)

Binding Arbitration. In the event the parties are unable to resolve their dispute through mediation, the parties shall submit their dispute to binding arbitration, in the State of Nevada, County of Washoe, only, before a sole retired judge arbitrator in accordance with the laws of the State of Nevada.  The arbitration shall be administered by and heard before JAMS pursuant to its Streamlined Arbitration Rules and Procedures.  Judgment on the award may be entered in any court having jurisdiction.  The arbitrator shall allocate all the costs of the arbitration (excluding the mediation), including the fees of the arbitrator and the reasonable attorneys’ fees and costs of the prevailing party against the party who did not prevail.

10.3

Governing Law. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of Nevada.

10.4

Assignment. This Agreement shall not be assignable by either party without the prior written approval of the other party. To the extent assignable, this Agreement shall be binding upon, and inure to the benefit of, the Purchaser and the Seller and his respective heirs, executors, administrators and assigns.

10.5

Headings for Reference Only. The section and paragraph headings in this Agreement are for convenience of reference only and shall not be deemed to modify or limit the provisions of this Agreement.

10.6

Notices. Any notice, communication, demand or other writing (a “notice”) required or permitted to be given, made or accepted by any party to this Agreement shall be given by personal delivery or by depositing the same in the United States mail, properly addressed, postage prepaid and registered or certified with return receipt requested. A notice given by personal delivery shall be effective upon delivery and a notice given by registered or certified mail shall be deemed effective on the second day after such deposit. For purposes of notice, the addresses of the parties shall be, until changed by a notice given in accordance herewith, as follows:

If to the Purchaser: KonaTel, Inc. 13601 Preston Rd. Ste E816 Dallas, TX 75240 Attn: D. Sean McEwen, Chairman/CEO	If to Seller: Trevan Morrow, Esq. 1705 South Baltimore Ave Tulsa, OK 74119
With a required copy to: Burningham Law Group 2150 South 1300 East, Suite 500 Salt Lake City, Utah 84106 Attn: Leonard W. Burningham

10.7

Incorporation of Documents. All Disclosure Schedules and Schedules referred to in this Agreement shall be deemed to be incorporated herein and made a part of this Agreement.

10.8

Knowledge of Company. References to the “knowledge of IM Telecom” herein shall mean to the actual knowledge of the Seller, Manager, officers, directors or key employees of IM Telecom.

10.9

Entire Agreement and Amendment. This Agreement states the entire agreement reached between the parties hereto with respect to the transactions contemplated hereby and supersedes all prior or contemporaneous agreements, understandings, representations and warranties between the parties, and may not be amended except by written instrument executed by the parties hereto.

10.10

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, and the Seller and the Purchaser may become a party hereto by executing a counterpart hereof. This Agreement and any counterpart so executed shall be deemed to be one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

10.11

Jurisdiction; Service of Process.  Any action or proceeding seeking to enforce any provision of, or based on any right arising out of, this Agreement may be brought against any of the parties in the courts of the State of Nevada, County of Washoe, or, if it has or can acquire jurisdiction, in the United States District Court for the District of Nevada, and each of the parties consents to the jurisdiction of such courts (and of the appropriate appellate courts) in any such action or proceeding and waives any objection to venue laid therein.  Process in any action or proceeding referred to in the preceding sentence may be served on any party anywhere in the world.

10.12

No Spousal Interest.  By her signature below, Jennifer Morrow, the spouse of the Seller, acknowledges and confirms that she has never had, and does not now have, any legal or equitable interest in or to the Membership Interests nor any claim or lien against IM Telecom and/or any of its assets.

10.13

Specific Performance.  In addition to all remedies at law available to the Purchaser, the Purchaser shall be entitled to specific performance of the obligations of the Seller.

IN WITNESS WHEREOF, the parties have executed and delivered this Agreement on the day and year first above written.

PURCHASER: KonaTel, Inc. By: /s/ D. Sean McEwen D. Sean McEwen, CEO

SELLER:

/s/ Trevan Morrow

Trevan Morrow, Seller

/s/ Jennifer Morrow

Jennifer Morrow, Spouse of the Seller, solely for purposes of Section 10.12

IM TELECOM, LLC (regarding the provisions of Section  4 and Section 6.8 only)

By: /s/ Trevan Morrow

     Trevan Morrow, Manager and Sole Owner